Exhibit 99.1

Analyst Day PRESENTATION │ Analyst Day Presentation │ December 2022

This presentation (together with oral statements made in connection herewith, this “Presentation”) is being delivered to you by Intuitive Machines, LLC (“Intuitive Machines”) and Inflection Point Acquisition Corp . (“Inflection Point”) to assist interested parties in making their own evaluation with respect to a potential business combination between Intuitive Machines and Inflection Point and related transactions (the “Proposed Business Combination”) and for no other purpose . This Presentation is provided for informational purposes . Any reproduction or distribution of this Presentation, in whole or in part, or the disclosure of its contents, without the prior written consent of Intuitive Machines and Inflection Point is prohibited . No Representations or Warranties No representations or warranties, express or implied are given in, or in respect of, the accuracy or completeness of this Presentation or any other information (whether written or oral) that has been or will be provided to you . To the fullest extent permitted by law, in no circumstances will Intuitive Machines, Inflection Point or any of their respective subsidiaries, shareholders, affiliates, representatives, partners, directors, officers, employees, advisors or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . In addition, this Presentation does not purport to be all inclusive or to contain all of the information that may be required to make a full analysis of Intuitive Machines, the combined company or the Proposed Business Combination . Viewers of this Presentation should each make their own evaluation of Intuitive Machines, the combined company and of the relevance and adequacy of the information and should make such other investigations, as they deem necessary . Nothing herein should be construed as legal, financial, tax or other advice . You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein . The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs . Forward - Looking Statements This Presentation contains certain forward - looking statements within the meaning of the federal securities laws with respect to the Proposed Business Combination . These forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions . Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results . Many factors could cause actual future events to differ materially from the forward - looking statements in this document, including but not limited to : ( i ) the risk that the Proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Inflection Point’s securities, (ii) the risk that the Proposed Business Combination may not be completed by Inflection Point’s business combination deadline and the potential failure to obtain an extension of the Proposed Business Combination deadline if sought by Inflection Point, (iii) the failure to satisfy the conditions to the consummation of the Proposed Business Combination, including the receipt of the requisite approvals of Inflection Point’s shareholders and Intuitive Machines’ equity holders, respectively, and the receipt of certain governmental and regulatory approvals, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Proposed Business Combination agreement, (v) the effect of the announcement or pendency of the Proposed Business Combination on Intuitive Machines’ business relationships, performance, and business generally, (vi) risks that the Proposed Business Combination disrupts current plans of Intuitive Machines and potential difficulties in Intuitive Machines employee retention as a result of the Proposed Business Combination, (vii) the outcome of any legal proceedings that may be instituted against Intuitive Machines or against Inflection Point related to the agreement and plan of merger or the Proposed Business Combination, (viii) the ability to maintain the listing of Inflection Point’s securities on Nasdaq, (ix) the price of Inflection Point’s securities which may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Intuitive Machines plans to operate, variations in performance across competitors, changes in laws and regulations affecting Intuitive Machines’ business and changes in the combined capital structure, (x) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Business Combination and identify and realize additional opportunities, (xi) the impact of the global COVID - 19 pandemic, (xii) the market for commercial human spaceflight has not been established with precision, is still emerging and may not achieve the growth potential Intuitive Machines expects or may grow more slowly than expected, (xiii) that space is a harsh and unpredictable environment where Intuitive Machines’ products and service offerings are exposed to a wide and unique range of environmental risks, which could adversely affect Intuitive Machines’ launch vehicle and spacecraft performance, (xiv) that Intuitive Machines’ business with various governmental entities is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto, (xv) that Intuitive Machines’ limited operating history makes it difficult to evaluate its future prospects and the risks and challenges they may encounter, (xvi) the risks described in the “Risk Factor Summary” hereto and (xvii) other risks and uncertainties described in Inflection Point’s registration statement on Form S - 1 (File No . 333 - 253963 ), which was originally filed with the SEC on September 21 , 2021 (the “Form S - 1 ”), in its Annual Report on Form 10 - K for the year ended 2021 and its subsequent Quarterly Reports on Form 10 - Q, its registration statement on Form S - 4 (File No . 333 - 267846 ), which was originally filed with the SEC on October 13 , 2022 (as amended on December 1 , 2022 , and as may be further amended from time to time, the “Registration Statement”), the proxy statement/prospectus contained therein, and any other documents filed by Inflection Point from time to time with the │ Analyst Day Presentation │ disclaimer 2

SEC . The foregoing list of factors is not exhaustive . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Form S - 1 , the Annual Report on Form 10 - K for the year ended 2021 , the Quarterly Reports on Form 10 - Q, the Registration Statement, the proxy statement/prospectus contained therein, and the other documents filed by Inflection Point from time to time with the SEC . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . These risks and uncertainties may be amplified by the COVID - 19 pandemic, which has caused significant economic uncertainty . Forward - looking statements speak only as of the date they are made . Readers are cautioned not to put undue reliance on forward - looking statements, and Intuitive Machines and Inflection Point assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws . Neither Intuitive Machines nor Inflection Point gives any assurance that either Intuitive Machines or Inflection Point, respectively, will achieve its expectations . Industry and Market Data In this Presentation, Inflection Point and Intuitive Machines rely on and refer to certain information and statistics regarding the markets and industries in which Intuitive Machines competes . Such information and statistics are based on Intuitive Machines’ management’s estimates and/or obtained from third - party sources, including reports by market research firms and company filings . While Intuitive Machines believes such third - party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information . Neither Intuitive Machines nor Inflection Point has independently verified the accuracy or completeness of the information provided by the third - party sources . Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and Inflection Point’s and Intuitive Machines’ use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, © or ® symbols, but Inflection Point and Intuitive Machines will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . Images This Presentation includes images and diagrams of landers, capsules, habitats, vehicles, satellites, rockets and other equipment in space, on the moon, on Mars, or in other extraterrestrial environments . Some of these images and diagrams include equipment bearing Intuitive Machines’ logo . All such images and diagrams are simulated renderings for illustrative purposes only . Such images and diagrams should not be relied upon or construed by investors as an indication or assurance that landers, capsules, habitats, vehicles, satellites, rockets and other equipment developed, designed, manufactured, assembled, purchased or sold by Intuitive Machines has already, or will in the future, be placed or used in space, on the moon, on Mars, or in any other extraterrestrial environment . No Offer or Solicitation This Presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, nor a solicitation of a proxy, vote, consent or approval in any jurisdiction in connection with the Proposed Business Combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions . No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom . Disclaimer (Cont’d) 3 │ Analyst Day Presentation │

Non - GAAP Financial Measures Certain of the financial measures included in this Presentation have not been prepared in accordance with generally accepted accounting principles (“GAAP”), and constitute “non - GAAP financial measures” as defined by the SEC . Intuitive Machines has included these non - GAAP financial measures (including on a forward - looking basis) because its believes they provide an additional tool for investors to use in evaluating the financial performance and prospectus of Intuitive Machines or any successor entity in the Proposed Business Combination . These non - GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP . In addition, these non - GAAP financial measures may differ from non - GAAP financial measures with comparable names used by other companies . Note however, that to the extent forward - looking non - GAAP financial measures are provided herein, they are not reconciled to comparable forward - looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation . Use of Projections This Presentation also contains certain financial forecasts . Neither Inflection Point’s nor Intuitive Machines’ independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projection for the purpose of their inclusion in this Presentation, and accordingly, neither of them have expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results . Certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Projections are inherently uncertain due to a number of factors outside of Inflection Point’s or Intuitive Machines’ control . While all financial projections, estimates and targets are necessarily speculative, Inflection Point and Intuitive Machines believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Proposed Business Combination or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . Additional Information and Where to Find It In connection with the Proposed Business Combination, Inflection Point has filed the Registration Statement with the SEC, which includes a preliminary proxy statement/prospectus to be distributed to holders of Inflection Point’s ordinary shares in connection with Inflection Point’s solicitation of proxies for the vote by Inflection Point’s shareholders with respect to the Proposed Business Combination and other matters as described in the Registration Statement, as well as a prospectus relating to the offer of securities to be issued to Intuitive Machines equity holders in connection with the Proposed Business Combination . After the Registration Statement has been declared effective, Inflection Point will mail a copy of the definitive proxy statement/prospectus, when available, to its shareholders . The Registration Statement includes information regarding the persons who may, under the SEC rules, be deemed participants in the solicitation of proxies to the Company’s shareholders in connection with the Proposed Business Combination . Inflection Point will also file other documents regarding the Proposed Business Combination with the SEC . Before making any voting decision, investors and security holders of Inflection Point and Intuitive Machines are urged to read the Registration Statement, the proxy statement/prospectus contained therein, and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed Business Combination as they become available because they will contain important information about the Proposed Business Combination . Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Inflection Point through the website maintained by the SEC at www . sec . gov . In addition, the documents filed by Inflection Point may be obtained free of charge from Inflection Point’s website at www . inflectionpointacquisition . com or by written request to Inflection Point at Inflection Point Acquisition Corp . , 34 East 51 st Street, 5 th Floor, New York, NY 10022 . Disclaimer (Cont’d) 4 │ Analyst Day Presentation │

Participants in Solicitation Inflection Point, Intuitive Machines and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Inflection Point’s shareholders in connection with the Proposed Business Combination . Information about Inflection Point’s directors and executive officers and their ownership of Inflection Point’s securities is set forth in Inflection Point’s filings with the SEC . To the extent that holdings of Inflection Point’s securities have changed since the amounts printed in Inflection Point’s Annual Report on Form 10 - K for the year ended 2021 , such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC . Additional information regarding the interests of those persons and other persons who may be deemed participants in the Proposed Business Combination may be obtained by reading the proxy statement/prospectus regarding the Proposed Business Combination when it becomes available . You may obtain free copies of these documents as described in the preceding paragraph . Disclaimer (Cont’d) 5 │ Analyst Day Presentation │

Steve Altemus Co - Founder, President & Chief Executive Officer 6 TODAY’S PRESENTERS Decades of Sector Experience Proven Track Record of Identifying and Catalyzing Growth ~$330M SPAC Trust With $50M Committed Capital From Sponsor INTRODUCTION │ Analyst Day Presentation │ Dr. Tim Crain Co - Founder, Chief Technology Officer Kam Ghaffarian Co - Founder, Executive Chairman Erik Sallee Chief Financial Officer Michael Blitzer Co - CEO Inflection Point Acquisition Corp.

INTRODUCTION

INVESTMENT HIGHLIGHTS

Leading The Way Back To The Moon	Nine-year-old lunar services company, leading position in NASA's Artemis Program with ~$73M 2021A, ~$88M 2022E, and ~$300M 2023E revenues ▪ Artemis envisions a permanent moon base and thriving lunar economy. NASA annual Artemis contracting was ~$7B in 2022, likely to grow
Contracting TAM Well Beyond NASA	National security space is a **$30B** contracting market and growing ▪ IM's TAM also includes DOD and Space Force which have prioritized the moon via strong bipartisan support, especially given recent geopolitical developments and race to space from Russia, China
First Mover In Lunar Transport & Communications Systems	Established, highly defensible, scalable technology position providing lunar transport, landing, data relay services ▪ Diversification: also selling into the earth-orbital products and services market, a **~$120B** total opportunity over the next 10 years
Revenue Generating, High Quality Business Model	Significant IP assets and high ROIC at scale with durable growth trajectory and margin expansion in a non-cyclical sector ▪ Company growing rapidly with **~$88M** in 2022E revenue already contracted, sizable near-term awards expected
Contracts To Commercial Over Time	Revenue will transition from government contracts to include substantial commercial services sales via successful missions showcasing capabilities as the cislunar economy develops
Exceptional Leadership Team	CEO former deputy director for Johnson Space Center, over 25 years at NASA, CTO lead on NASA's Project Morpheus, 13-year NASA tenure, CFO was Controller for Blue Origin and held various senior financial positions at Raytheon and L3
Term Funded & Resilient	The combined company has secured $55 million of committed capital from entities affiliated with Inflection Point's sponsor and from a founder of Intuitive Machines ▪ Net cash balance sheet with low-risk capital consumption profile
Compelling Valuation	Pro Forma Enterprise Valuation of ~$817M, implying a 2.7x EV / 2023E Revenue Multiple which provides a compelling discount relative to peers

Source: Intuitive Machines Management estimated forecast

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Working to provide a thriving, diverse lunar economy, creating numerous new opportunities and markets to enable on - orbit applications, a permanent presence on the Moon, and expand the commercial space exploration marketplace INTRODUCTION 8 Video Link A space exploration company establishing the lunar infrastructure and basis for commerce to inform and sustain human presence on another orbiting body RIGHT NOW Servicing NASA and a worldwide set of payload customers, working to provide access to the lunar surface, cislunar data for science, technology, and infrastructure Tomorrow OUR VISION │ Analyst Day Presentation │

Leveraged government contract success to build commercial customer base and industry partnerships required for next phase of growth >100% revenue CAGR since 2018, or ~10x growth 9 $369M 1 Signed Contracts to Date 4 Lunar Missions Scheduled 1 ~104% 2020A - 2024E Revenue CAGR 31% / 52% 2024E / Long Term Gross Margin $4B+ Identified Opportunities Though 2025 $88M 2022E Revenue First mover advantage resulted in strong lead in a large, untapped addressable market 3 Commercial Lunar Payload Services (“CLPS”) awards to date, more than any competitor $369M 1 in bookings and $188M 1 in backlog INTUITIVE MACHINES AT A GLANCE BUSINESS HIGHLIGHTS COMPANY STATISTICS Optical Nav System Re - Entry and Landing Lunar Communications Extreme Surface Mobility RPO and Capture TECHNOLOGY CAPABILITIES INTRODUCTION LOX / Methane Propulsion Source: Intuitive Machines Management estimated forecast 1 As of September 2022 │ Analyst Day Presentation │

INTRODUCTION

EXCELLENT MANAGEMENT TEAM ACROSS THE SPACE INDUSTRY



Kam Ghaffarian
Co-Founder and Executive Chairman

STINGER GHAFFARIAN TECHNOLOGIES | AXIOM SPACE | X energy



Steve Altemus Co-Founder,
President, Chief Executive Officer

NASA



Dr. Tim Crain
Co-Founder and Chief Technology Officer

GRFP | NASA | MORPHEUS



Erik Sallee
Chief Financial Officer

L3 Technologies | Raytheon Technologies | BLUE ORIGIN | Deloitte.



Trent Martin
Vice President, Space Systems

NASA | LOCKHEED MARTIN



Jack "2 Fish" Fischer
President, Strategic Programs

NASA | SPACE FORCE



Peter McGrath
Vice President, Business Development

BOEING



Anna Ronalds
Vice President, Operations

Booz | Allen | Hamilton | Jacobs



Steve Labbe
Director, Engineering

NASA

25+ years
Average Aerospace & Defense Experience

250+ years
Cumulative Aerospace and Defense Experience

>140 Employees
Over 60% with Advanced Degrees

Highly qualified team with deep expertise and premium pedigree – led to securing three of initial seven NASA CLPS awards

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Opening New Markets 11 INTUITIVE MACHINES │ Analyst Day Presentation │

Potential to project soft power through IM – by leveraging commercial industry to retake the high ground and drive U.S. economy growth Rare moment in history alignment and acceleration to win the next space race CAPITALIZING ON MOMENTUM TO OUTPACE THE COMPETITION Geopolitical / Policy Alignment Market Push Reduced barriers National Space Council Space Leaders With Moon Focus Office of Space Commerce New Tools for U.S. to Compete Defense Space Policy Defend the High Ground Set the Norms - Space technology shifts change the equation - Government focus shifts provide opportunity - Public Private Partnerships to synergize - Multi - use space tech to leverage private investment - Non - traditional contracting to accelerate Reduced Barriers to Entry 12 NEW MARKETS │ Analyst Day Presentation │

(1) 2022 Defense Intelligence Agency “Challenges to Security in Space” Report 21st century space race under way ▪ “China and Russia value superiority in space. As a result, they will seek ways to strengthen their space and counterspace programs, and determine ways to better integrate them into their respective militaries.” 1 ▪ “Lunar exploration by China and Russia aims to expand their scientific knowledge and prestige. If successful, it will likely lead to attempts by China and Russia to exploit the Moon's natural resources.” 1 ▪ “Space [will be] an increasingly competitive and crowded environment for the foreseeable future.” 1 Defense Intelligence Agency Assessment NEW MARKETS Chinese Lunar Exploration Program (CLEP) Case Study 13 │ Analyst Day Presentation │

14 The Artemis Program – An Overview Unlike the Apollo program, the Artemis program is relying heavily upon partnership with the private sector in order to accomplish its goals in the most cost - effective manner possible The program aims to conduct its first human landing in 2025 and achieve a sustainable human presence on the Moon with a powered habitable base camp by the late 2020’s Upon successful execution of the program’s vision for the Moon, NASA aims to land humans on Mars sometime in the 2030’s The program is governed by the Artemis Accords, a set of international governing principles for cooperation grounded in the 1967 Outer Space Treaty and currently signed by 16 nations The Artemis program is a bipartisan initiative to return humans to the Moon and eventually achieve human exploration of Mars The Commercial Lunar Payload Services (CLPS) program was created to deliver scientific instruments and equipment to the Moon to gather data in preparation for the human landing Total NASA spending on the Artemis program is expected to reach $93 billion by 2025 according to a recent audit by the NASA Office of Inspector General NEW MARKETS Source: NASA │ Analyst Day Presentation │

NEW MARKETS

LUNAR MARKET TRACTION

FUNDED CIVIL AND COMMERCIAL LUNAR PROGRAMS

SCIENCE COMMERCIAL LUNAR PAYLOAD SERVICES (CLPS)	SPACE TECHNOLOGY TIPPING POINT	HUMAN EXPLORATION GATEWAY	HUMAN EXPLORATION ARTEMIS
Disruptive pricing for payload delivery	Government funded technology development	Driving orbit and surface resupply, logistics, and infrastructure	
$2.6 BILLION Initial cumulative maximum contract value through November 2028	**$370+ MILLION** Annual NASA awards to companies pursuing transformative space technologies	**~$900 MILLION[1]** Contracts to be awarded for PPE, HALO, and Falcon Heavy Launch	**$85+ BILLION[2]** Projected through 2025, including $35+ billion on contracts already awarded to date

[1] Management estimate based on contracts awarded [2] NASA has announced $35.2 billion to date and requested an additional $50.5 billion

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1 NSR Moon Markets Analysis (2022); 2 NSR IoSM reports (2021 and 2022); 3 2022 NASA budget; 4 2022 Space Force, SDA and MDA budgets; 5 2019 Satellite Industry Association Report 16 NEW MARKETS Accessible TAM for Intuitive Machines Approximately ~$120b Over the Next Decade EARTH ORBITAL SERVICES LUNAR SERVICES Intuitive Machines TAM is underpinned by large end markets NATIONAL SECURITY SPACE 4 ~$30B MARKET IN 2022 SPACE EXPLORATION 3 ~$25B MARKET IN 2022 COMMERCIAL SATELLITE SERVICES 5 ~$123B MARKET IN 2022 Science & Tech 2% Transporation 6% Robotics 5% Crewed 72% Communication 2% Infrastructure 12% Remote Sensing 1% Other 0% Life Extension 51% Relocation 5% De - Orbiting 6% Salvage 12% Robotics 10% ADR 1% SSA 15% ~$14B from 2022 - 2031 2 ~$105B from 2021 - 2030 1 │ Analyst Day Presentation │

Note: Images are simulated and for illustrative purposes Future of the Moon – Lunar Economy Overview 17 CREWED MISSIONS LUNAR HABITAT LUNAR POWER SERVICES COMMERCIAL LANDERS LUNAR TRANSPORTATION SERVICES LUNAR DATA SERVICES NEW MARKETS │ Analyst Day Presentation │

Business Overview 18 INTUITIVE MACHINES │ Analyst Day Presentation │

PROVEN REVENUE GENERATOR & EXECUTING ON STRATEGY

INTUITIVE MACHINES BUSINESS UNIT OVERVIEW

Lunar Access Services

- IM will utilize its proprietarily developed lunar lander vehicle to service CLPS contracts to fly NASA scientific equipment to the lunar surface and support experiments
- Missions expected to grow consistently along with NASA payloads and generate $279M annual revenue by 2024. 3 missions contracted to date representing ~$317M of revenue

$279M 2024E Revenue

61% Rev CAGR 20A – 24E

Orbital Services

- IM will operate missions and develop technologies enabling services including satellite servicing & refueling, satellite repositioning, and orbital debris removal
- Segment will mainly support satellites and stations in earth orbit

$129M 2024E Revenue

140% Rev Growth 23E – 24E

INTUITIVE MACHINES

$759M 2024E Revenue

194% Rev CAGR 22E – 24E

31% 2024E Gross Margin

Lunar Data Services

- IM leverages its 6 strategically positioned ground stations across Earth to offer continuous lunar coverage, facilitating secure lunar communications, navigation, and imagery
- To provide lunar network backup services to NASA and Space Force, which will be an increasingly important priority given China's recent declaration that they intend to build their own lunar satellite network

$106M 2024E Revenue

460% Rev Growth 23E – 24E

Space Products / Infrastructure

- All the related business segments Intuitive Machines can monetize including developing propulsion systems, servicing engineering contracts, and NASA awards for lunar mobility vehicles (rovers & drones), power plants, and human habitation systems

$246M 2024E Revenue

206% Rev CAGR 20A – 24E

Source: Intuitive Machines Management estimated forecast

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PROVEN REVENUE GENERATOR & EXECUTING ON STRATEGY

LUNAR ACCESS SERVICES

MEETING MULTI-MARKET DEMAND EVERY MISSION

CONTRACTED MOMENTUM:

$233M
Signed NASA Commercial Payload Services Contracts; consisting of missions in 2022, 2023 and 2024

$65M
Signed NASA Tipping Point contracts and payloads that are expected to fly in 2022 and 2024

$29M
Commercial payloads contracted on IM-1, IM-2, and IM-4

~$2M
Commercial sponsorships and content sales

3 Missions
Booked on SpaceX Falcon 9

~$317M[1] Total Bookings



POTENTIAL INCREMENTAL REVENUE STREAMS:

- Lunar Rocket-Fueled Drone
- Lunar Surface Rover Services
- Fixed Lunar Surface Services
- Lunar Orbit Services
- TLI 380 Services
- Content (Sponsorships, Imagery, etc)

[1] As of September 2022

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Lunar Access Services Annual cadence seeding the commercial market PROVEN REVENUE GENERATOR & EXECUTING ON STRATEGY 21 IM - 1 (Q1 2023) IM - 2 (Q4 2023) IM - 3 (Q2 2024) Negotiations on - going with multiple parties for rideshare and payload opportunities. PAYLOADS Commercial 4 12 Commercial 5 6 Commercial 6 5 Commercial 1 TBD IM - 4 ( Q2 2025) │ Analyst Day Presentation │

$41 $68 $81 $126 $279 2020A 2021A 2022E 2023E 2024E Technology / Capability CLPS Awards to Date 3 2 1 1 Lander Capability+ <125/<500/ >1,000 kg <125/ < 125 kg <500 kg 500 kg+ 100 kg+ 30 kg / 500 kg 100 kg+ Guidance, Navigation & Control Precision Landing and Hazard Avoidance Operations Engine դ դ դ դ դ դ Lightweight Tanks դ դ դ դ դ դ դ Lunar Communications Network դ դ դ դ դ դ դ Rendezvous, Proximity Operations դ դ դ դ դ դ Extreme Surface Mobility դ դ դ դ դ դ դ Ride Share Capabilities դ դ դ դ դ դ Lunar Access Services CLEAR PATH to seizing the near - space market opportunity OUR MISSION IS TO LEAD the U.S. back to the Moon in the fastest, most cost - effective, and sustainable way Future Dev Future Dev PROVEN REVENUE GENERATOR & EXECUTING ON STRATEGY Future Dev Future Dev Future Dev 22 Lunar Access Services Revenue ($M) YoY Growth 65% 18% 57% 20A – 24E CAGR 61% 121% դ In - House Planned Outsourced <500 kg Comp 1 Comp 2 Comp 4 Comp 5 Comp 6 Comp 7 !Ȓȅȵ ב Source: Intuitive Machines Management estimated forecast │ Analyst Day Presentation │

EXECUTING ON STRATEGY

LUNAR DATA SERVICES

LEADING COMMERCIAL NEAR-SPACE COMMUNICATION NETWORK

THE LUNAR DATA NETWORK (LDN), INTUITIVE MACHINES' PRIVATE NETWORK, SUPPORTS MISSIONS AND IS EVOLVING TO MEET FUTURE CISLUNAR MARKET NEEDS.

INTUITIVE MACHINES

A VALIDATED COMPLETE LUNAR COMMUNICATIONS SOLUTION



Nova Control Lunar Operations Center



Globally Commissioned Dish Network Lunar Telemetry, Tracking and Communications Network (LTN)



Khon Cislunar Relay Satellite Khonstellation

NETWORK SECURED BY

IronNet

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EXECUTING ON STRATEGY

LUNAR DATA SERVICES

ECONOMICS OF NEAR-SPACE NETWORKS

DEFINING A DOMINANT FULL-SPECTRUM DATA SOLUTION

	INTUITIVE MACHINES	Comp 8	Comp 9	Other
Price	$$	$	N/A	$$$
Availability	In-House	Limited	Limited	In-House
Security	In-House	Limited	Planned	In-House
Cloud Integration	In-House	–	–	Planned
Advanced CM	In-House	–	–	In-House
Cislunar Space-Based Assets	In-House	–	–	Planned
Dish Size	18-64m	34-70m	13m	15-22m
GEO Distance	In-House	In-House	In-House	In-House
XGEO Distance	In-House	In-House	–	Planned
Lunar Distance	In-House	In-House	–	Planned

In-House | Planned | – N/A | Limited

SIGNIFICANT INTUITIVE MACHINES ADVANTAGE TO AUGMENT XGEO CISLUNAR MARKET

LUNAR DATA SERVICES REVENUE



($M)
YoY Growth
NA
NA
NA
460%
$106
$19
NA
NA
NA
2020A
2021A
2022E
2023E
2024E

Source: Intuitive Machines Management estimated forecast

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EXECUTING ON STRATEGY

ORBITAL SERVICES

CAPTURING ORBITAL SERVICES

LEVERAGING IM TECHNOLOGIES AND GOVERNMENT FUNDS TO ESTABLISH A FOOTHOLD



Tow trucks, gas stations, and robotic space mechanics will not only extend the life of space assets, but they will also be the basis for an entirely new space economy… "will develop in the coming 5 – 7 years and is expected to be worth $10s of billions by the end of the decade."
SpaceFund - 2020

LEVERAGING IM TECHNOLOGIES



Mechanism and Robotics Capabilities



Nova-C Optical Navigation



Rendezvous, Proximity Operations, and Capture

Progress to Date

Satellite services team on-board
International RPOC capability on-boarded world-class mechanisms/robotics team

$6.3M Commercial RPOC Contract
Commercial Space Station contract in-hand with Axiom Space

Actively engaged in policy development for Active Debris Removal Funding
Two NASA ADR patents held by IM

$10M rideshare contract on IM-2
Contracted rideshare mission in 2023

Strategic Pursuits

$720M Prime Engineering Contract Pursuit
Lead NASA Landsat Servicing robotics mission

National Security Space
Leveraging domain expertise for demos of orbital servicing, debris removal, rideshares and Space Domain Awareness

Source: https://spacefund.com

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EXECUTING ON STRATEGY

ORBITAL SERVICES

ORBITAL SERVICING SNAPSHOT

INTUITIVE MACHINES IS POSITIONED TO CAPTURE AN EMERGING MARKET

LEADING ORBITAL SERVICING PLATFORM

	Intuitive Machines	Comp 10	Comp 11	Comp 12	Comp 13	Comp 14
RPO	●	◆	●	–	–	–
Robotics	●	●	●	–	–	–
Fluid Transfer	–	–	–	–	–	●
Optical Navigation	●	◆	◆	◆	◆	–

● In-House ◆ Planned – Outsourced

ORBITAL SERVICING REVENUE


($M)
YoY Growth
NA
NA
NA
140%
$129
$54
NA
NA
NA
2020A
2021A
2022E
2023E
2024E

SIGNIFICANT INTUITIVE MACHINES ADVANTAGE:
PURSUING $720M NASA AND ADDITIONAL SPACE FORCE CONTRACTS

Source: Intuitive Machines Management estimated forecast

Analyst Day Presentation | 26

PROVEN REVENUE GENERATOR & EXECUTING ON STRATEGY

SPACE PRODUCTS / INFRASTRUCTURE

PRODUCT OVERVIEW

SPACE PRODUCTS & SERVICES



Optical Navigation / Precision Landing
Moon Landing using crater recognition and on-board data processing (no GPS)



Propulsion Systems
Liquid Oxygen/Liquid Methane engines, propellant tanks, and test facilities



Rendezvous and Docking
Approach and docking of two independent spacecraft in space (Axiom contract)



Survive the Night Technologies
Heat and power sources to keep systems from freezing during the lunar night

Engineering Services
Specialty engineering capabilities for government contracts and task orders

SPACE INFRASTRUCTURE



Lunar Terrain Vehicle
Northrop Grumman partner for a rover to support robotic and human missions



Surface Habitat
Subsystems to support long duration habitation on the lunar surface



Fission Surface Power
Power systems to sustain continuous human presence on the Moon and Mars

SPACE PRODUCTS / INFRASTRUCTURE REVENUE


($M)
YoY Growth
44%
85%
1,256%
142%
20A – 24E CAGR
206%
$3
$4
$8
$6
$102
$19
$82
$246
$100
$146
2020A
2021A
2022E
2023E
2024E
Space Products
Space Infrastructure

Source: Intuitive Machines Management estimated forecast; Note: Numbers on this slide may not sum due to rounding
Analyst Day Presentation
27

ACCELERATED GROWTH BY INVESTING IN REVENUE-GENERATING TECHNOLOGY

A CAREFULLY CRAFTED ROADMAP

UNLOCKING THE FINAL ECONOMIC FRONTIER: THE MOON

CURRENT BUSINESS LINE TRACTION		INVESTMENT		ACCELERATED GROWTH 2024E REVENUE
Lunar Surface Access	+	Nova-D	=	Lunar Surface Access $279M
Lunar Data Services		Commercial Lunar Constellation		Lunar Data Services $106M
Orbital Services		Survive the Night		Orbital Services $129M
Space Products and Services		Earth Entry		Space Products $146M
		Robotics		Space Infrastructure $100M
				Lunar Return Services $0M (Represents upside to plan) ★

Source: Intuitive Machines Management estimated forecast

★ Does not include any additional sales of the remaining 24,500 grams of lunar material

Analyst Day Presentation | 28

Transaction Overview and Financials אח INTUITIVE MACHINES Ň ȇƏǼɵɀɎ(Əɵ¨ȸƺɀƺȇɎƏɎǣȒȇ Ň

FINANCIAL SUMMARY

TRANSACTION SUMMARY

Key Highlights

- Business combination between Intuitive Machines ("IM") and Inflection Point Acquisition Corp. ("IPAX")
- Pro forma enterprise valuation of ~$817M[1], implying a 2.7x EV / 2023E Revenue multiple
- Intuitive Machines' shareholders will roll 100% of their existing equity holdings into the combined company
- The combined company has secured $55 million of committed capital from entities affiliated with IPAX sponsor and from a founder of Intuitive Machines
  - $29M of SPAC trust committed to a non-redemption agreement by Kingstown Capital Management LP, an affiliate of IPAX sponsor
  - $26M PIPE anchored by entities affiliated with IPAX sponsor and a founder of Intuitive Machines
- SPAC trust + PIPE proceeds provide IM with significant dry powder of $331M, net of transaction expenses, to continue investing in growth

Estimated Sources and Uses ($M)

Sources		Uses	
Company rollover[2]	$700	Company rollover[2]	$700
SPAC cash in trust[3]	301	Cash to surviving entity balance sheet	358
SPAC trust commitment[4]	29	Est. transaction expenses	25
PIPE	26		
Existing IM balance sheet cash[5]	27		
Total Sources	**$1,083**	**Total Uses**	**$1,083**

Pro Forma Summary ($M)

Pro Forma Ownership



PIPE Shareholders
2%
IPAX Sponsor & IPO Anchors
7%
IPAX Shareholders
29%
62%
Intuitive Machines Shareholders[6]

Pro Forma Valuation Summary

Base share price at merger	$10.00
Shares outstanding (M)[7]	115.5
Equity Value	**$1,155**
Net cash on balance sheet[8]	$(338)
Enterprise Value	**$817**

Note: Assumes no IPAX stockholder has exercised its redemption right to receive cash from the SPAC trust account. Pro forma valuation and ownership percentages exclude the impact of warrants from the SPAC and PIPE

1. Includes $7M of net cash as of 7/31/2022
2. Excludes $21M of SAFE Agreement shares
3. Assuming no redemptions; excludes non-redemption agreement between Inflection Point Acquisition Corp. and Kingstown Capital Management LP
4. Non-redemption agreement between Inflection Point Acquisition Corp. and Kingstown Capital Management LP
5. Existing IM Cash as of 7/31/2022
6. Includes 70M of IM shares and 21M of SAFE Agreement shares (converted at $10)
7. Includes 70M of IM shares, 33M of SPAC shares, 2.2M of PIPE shares (at $12 strike price), 21M of SAFE Agreement shares (converted at $10) and 8.2M of IPAX Sponsor & IPO Anchor shares
8. $7M of existing net cash and $331M of SPAC + PIPE Proceeds net of transaction expenses

Source: Intuitive Machines Management estimated forecast

Analyst Day Presentation | 30

FINANCIAL SUMMARY Strong Historical Track Record ٢«ƺɮƺȇɖƺڟx٣ ▪ First mover advantage resulted in strong lead in a large, untapped addressable market ▪ 3 CLPS awards to date, more than any competitor ▪ $369M 1 in bookings and ~$188M 1 in backlog ▪ Leveraged government contract success to build commercial customer base and industry partnerships required for next phase of growth ▪ >100% revenue CAGR since 2018, or ~10x growth $8 $20 ڟ גג $73 2018A 2019A א׎א׎ 2021A 31 ³ȒɖȸƬƺيXȇɎɖǣɎǣɮƺxƏƬǝǣȇƺɀȅƏȇƏǕƺȅƺȇɎƺɀɎǣȅƏɎƺƳǔȒȸƺƬƏɀɎ ٢ ׏ ٣ ɀȒǔ³ƺȵɎƺȅƫƺȸ א׎אא │ Analyst Day Presentation │

FINANCIAL SUMMARY

PROJECTED REVENUE


Lunar Access Services
Lunar Data Services
Orbital Services
Space Products and Services
($M)
2021A – 2024E Revenue CAGR: 119%
$73
$88
$81
$8
$300
$102
$54
$19
$126
$759
$246
$129
$106
$279
2021A
2022E
2023E
2024E

- Investment allows us to outpace the competition and enables 119%+ CAGR over the next 3 years
- Investing in larger landers and survive the night enables significant growth in our core business
- First to market secures critical control point and business opportunities in Lunar Data Relay and Lunar Mapping/Prospecting
- Leveraging government contracts and differentiating capabilities establishes foothold in the emerging satellite servicing market.
- Differentiated, proprietary technology extensible across many applications, unlocking large addressable future markets

Source: Intuitive Machines Management estimated forecast; Note: Numbers on this slide may not sum due to rounding

| Analyst Day Presentation | 32

FINANCIAL SUMMARY

FORECAST SUMMARY

($M)	2022E	2023E	2024E
Lunar Access Services	$81	$126	$279
Lunar Data Services		$19	$106
Orbital Services		$54	$129
Space Products	$6	$82	$146
Space Infrastructure	$1	$19	$100
Total Revenue	**$88**	**$300**	**$759**
% Revenue Growth	40%	241%	153%
Gross Profit	**$11**	**$82**	**$232**
% Gross Margin	12%	27%	31%
EBITDA	**($4)**	**($43)**	**$11**
% EBITDA Margin	NM	NM	1%
Unlevered Free Cash Flow	**($10)**	**($58)**	**($16)**

- Falling lander development costs and higher value missions will drive Lunar Access gross margin expansion in the medium-term
- Burgeoning Lunar Data business structured as a commercial service will drive gross margin expansion in the medium-term
- Following capability build-out, commercial Orbital Services offerings will drive further margin expansion in the longer-term
- The company expects to generate positive cash flow in FY2025E

INTUITIVE MACHINES IS TARGETING A 3–5-YEAR GROSS MARGIN OF 52%+

Source: Intuitive Machines Management estimated forecast;
Note: Due to a change in the landing site of the IM-1 mission, Intuitive Machines expects that certain revenue originally expected to be generated in 2022 will be generated in 2023. As a result, management has updated its financial forecasts (as presented in the table above) to reflect a decrease in revenue in 2022 and an increase in revenue in 2023, along with a decrease in R&D expenses and an increase in EBITDA.

Analyst Day Presentation | 33

FINANCIAL SUMMARY

NEAR TERM REVENUE VISIBILTY

2022E Revenue Opportunity

2023E Revenue Opportunity

Chart Legend

- Contracted[1]: Successfully landed mandates, including IM-1, 2, 3 Nova C Lander, Axiom Subsystems, and GSMO
- Near Term: Probability weighted opportunities heavily linked towards government funded contracts
- In Development: Tangible additional revenue opportunity not linked towards government funded contracts


($M)
$88
88
2022E Revenue
$300
24
118
159
2023E Revenue

2022 Revenue Drivers

- Tier 1 subcontractor to the incumbent on multi billion dollar contract for Johnson Space Center awarded in Q4 2022
- Historical precedent supports forecast of winning 1 of the 2 NASA CLPS contracts being bid in 2022

2023 Revenue Drivers

- Hired world class team from large cap aerospace prime specifically focused on orbital services contract with Goddard Space Flight Center to be awarded in Q1 2023
- 3 CLPS contracts to be bid in 2023 provides opportunity to outperform forecast of winning 1 award

Source: Intuitive Machines Management estimated forecast
[1] Includes revenue from contracted sole source IDIQs

Analyst Day Presentation 34

FINANCIAL SUMMARY 35 NEAR TERM CONTRACT Visibility Unweighted Contract Opportunity ($M) Segment Contract 100 Lunar Access Services IM - 4 (2Q 2025) - Nova C 86 Space Products xEVAS 5 Infrastructure Lunar Terrain Vehicle (LTV) - Phase 1 Unweighted Contract Opportunity ($M) Segment Contract 500 Lunar Access Services LR - 1 (4Q 2025) – Nova C 200 Lunar Access Services IM - 5 (2Q 2026) – Nova D 200 Lunar Access Services IM - 6 (2Q 2026) – Nova D 200 Lunar Access Services IM - 7 (4Q 2026) – Nova D 40 Lunar Data Services NASA NSN Backup Services 719 Orbital Services OMES 700 Space Products ESES 1,500 Infrastructure FSP – Phase 2 75 Infrastructure Nuclear Thermal Propulsion (NTP) Phase 2 20 Infrastructure NextSTEP A – Habitation Systems – Phase 2 Total 2022 Contract Opportunity $191M א׎אא 0!ȒȇɎȸƏƬɎ àǣɀǣƫǣǼǣɎɵ 2023E Contract Visibility Total 2023 Contract Opportunity $4,154M │ Analyst Day Presentation │

2.7x 4.9x 2.3x 1.7x הِא ɴ 45.8x 5.6x 1.1x 3.0x 2.1x 0.9x 3.9x ׏אِ׏ ɴ 2.0x FINANCIAL SUMMARY Comparables summary – Valuation 36 EV / Rev (23E) Mean: 11.0x Source: FactSet as of 11/30/2022, Wall Street Research, Intuitive Machines Management estimated forecast, Calendarized Estima tes 0àٖ«ƺɮ٢ אג 0٣ Mean: 4.0x │ Analyst Day Presentation │

$73 $130 $1,770 $41 $62 $3 $7 ڟ ב׎׎ $256 $1,914 $260 $287 $18 $162 $759 ڟ ג׏ד $2,056 $521 $459 $66 $448 $88 $182 ڟ ׏ًובה $92 $212 $2 $40 FINANCIAL SUMMARY Comparables summary – Operating metric 37 «ƺɮ٢ אב 0٣ Rev (24E) 241% 40% 10% 182% 35% NM 304% 153% 62% 7% 101% 60% 273% 177% YoY Growth YoY Growth Source: FactSet as of 11/30/2022 , Wall Street Research, Intuitive Machines Management estimated forecast, Calendarized Estimates Rev (21A) Rev (22E) 64% 16% 3% 64% 77% NM 92% 21% 41% (2%) 126% 240% NM 443% YoY Growth çȒçJȸȒɯɎǝ ($M) │ Analyst Day Presentation │

A RARE opportunity to invest in a category - defining company within the new space economy 38 National Security Imperative that mandates government customer demand in this market With The Team, Technology, Facilities, and Supply C hain to seize a great economic opportunity ³ǣǕȇǣ˾ƬƏȇɎÈȵɀǣƳƺ¨ȒɎƺȇɎǣƏǼ ǔȸȒȅƳǣɮƺȸɀƺȸƺɮƺȇɖƺɀɎȸƺƏȅɀƏȇƳ ƬȒȅȅƺȸƬǣƏǼǕȸȒɯɎǝȒȵȵȒȸɎɖȇǣɎǣƺɀ Pro Forma Enterprise Valuation at ~$ 817M , implying 2.7X EV/2023E revenue multiple provides compelling discount relative to peers First Mover, Generating Revenue Today in a new category with a large, untapped addressable market │ Analyst Day Presentation │

Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter . If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, results of operations, and financial condition could be harmed . Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share . A pandemic outbreak of a novel strain of coronavirus, also known as COVID - 19 , has disrupted and may continue to adversely affect our business operations and our financial results . Unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities could have a material adverse effect on our business, financial condition and results of operation . The market for commercial human spaceflight has not been established with precision . It is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected . Due to the inherent risks associated with commercial spaceflight, there is the possibility that any accident or catastrophe could lead to the loss of human life or a medical emergency . We may experience a total loss of our technology and products and our customers’ payloads if there is an accident on launch or during the journey into space, and any insurance we have may not be adequate to cover our loss . Space is a harsh and unpredictable environment where our products and service offerings are exposed to a wide and unique range of environmental risks, which could adversely affect our launch vehicle and spacecraft performance . The release, unplanned ignition, explosion, or improper handling of dangerous materials used in our business could disrupt our operations and adversely affect our financial results . We rely on a limited number of suppliers for certain materials and supplied components . We may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms . Our revenue, results of operations and reputation may be negatively impacted if our products contain defects or fail to operate in the expected manner . Our business with various governmental entities is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto . The U . S . government’s budget deficit and the national debt, as well as any inability of the U . S . government to complete its budget process for any government fiscal year could have an adverse impact on our business, financial condition, results of operations and cash flows . We are subject to stringent U . S . export and import control laws and regulations and U . S . economic sanctions and trade control laws and regulations Summary Risk Factors 39 │ Analyst Day Presentation │

SUMMARY RISK FACTORS (CONT'D)

We depend significantly on U.S. government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on our business, financial condition, results of operations and cash flows.

Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

Our business is subject to a wide variety of extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.

Our indebtedness could expose us to risks that could adversely affect our business, financial condition and results of operations.

Our actual operating results may differ significantly from our guidance.

Our financial results may vary significantly from quarter to quarter.

Changes in our accounting estimates and assumptions could negatively affect our financial position and results of operations.

Our business is substantially dependent on contracts entered into with third parties in the ordinary course of business. As such, we are subject to counterparty risk. If a counterparty to one of our contracts were to default or otherwise fail to perform or be delayed in its performance on any of its contractual obligations to us, such default, failure to perform or delay could have a material adverse effect on our business, financial condition and results of operations.

If our prime contractors fail to maintain their relationships with their counterparties and fulfill their contractual obligations, our performance as a subcontractor and our ability to obtain future business could be materially and adversely impacted and our actual results could differ materially and adversely from those anticipated.

Analyst Day Presentation | 40